UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Series AAA-4 Junior Financing

Subscription Agreements. On September 30, 2024, Super League Enterprise, Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with accredited investors with respect to the sale of an aggregate of 399 units (the “Units”), each Unit consisting of (i) one share of newly designated Series AAA-4 Junior Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and (ii) a warrant to purchase 1,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) (the “Investor Warrants”), at a purchase price of $1,000 per Unit, for aggregate gross proceeds to the Company of $399,000 (the “Offering”).

Terms and Conditions of Preferred Stock. In connection with the Offering, on September 30, 2024 (the “Filing Date”), the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-4 Junior Convertible Preferred Stock (the “Certificate of Designation”) with the State of Delaware.

Each share of Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Certificates of Designation, into such number of shares of Common Stock equal to the number of shares of Preferred Stock to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion. The initial conversion price is $1.25, subject to adjustment in the event of stock splits, stock dividends, certain fundamental transactions, and future issuances of equity securities (“Conversion Price”), as follows: In the event the Company conducts an offering at a price less than the Conversion Price consisting of Common Stock, convertible or derivative instruments (“Future Offering Price”), then the Conversion Price will be adjusted to the greater of (i) the Future Offering Price or (ii) 30% of the Conversion Price; provided, however, the adjusted Conversion Price shall not be less than the Conversion Price Floor (as defined in the Certificate of Designations); provided, further, that such adjustments are subject to Stockholder Approval, as described below.

The Preferred Stock shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Preferred Stock (which for these purposes includes other junior preferred stock of the Company) shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Certificates of Designation in a manner that adversely affects the powers, preferences or rights of the Preferred Stock, (b) increasing the number of authorized shares of Preferred Stock, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to the Preferred Stock with respect to the distribution of assets on liquidation, or (d) entering into any agreement with respect to the foregoing. In addition, no holder of Preferred Stock shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Preferred Stock into an amount in excess of the primary market limitations. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Preferred Stock (together with any Parity Securities (as defined in the Certificate of Designation) will be entitled to receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Holders of the Preferred Stock will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Preferred Stock then held by such holder on the 30-day, 60-day, and 90-day anniversaries of the Filing Date. In addition, subject to the beneficial ownership and primary market limitations, holders of Preferred Stock are entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Company’s Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and/or primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and/or primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Subject to Stockholder Approval, holders of Preferred Stock have the right to purchase shares of a newly designated series of the Company’s preferred stock containing comparable terms (except for adjustments to the Conversion Price based on future equity issuances) as the Preferred Stock (the “Additional Investment Right”) from the date of each respective closing through the date that is 18 months thereafter for an additional dollar amount equal to such holder’s initial investment amount at $1,000 per share (the “Original Issue Price”), with a conversion price equal to the Conversion Price in effect on the Filing Date (i.e., $1.25). No further Additional Investment Rights shall be granted to holders that exercise the Additional Investment Rights.

Registration Rights Agreement. The Company executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of, and as dividends on, the Preferred Stock and upon exercise of the Investor Warrants within 30 days following the final closing of the Offering and to use its best efforts to cause such registration statement to become effective within 90 days of the filing date.

The Subscription Agreements and the Registration Rights Agreement (collectively, the “Transaction Documents”) contain representations and warranties that the parties made to, and solely for the benefit of, the other signatories to the Transaction Documents in the context of the terms and conditions thereof and in the context of the specific relationship between the parties to the Transaction Documents. The provisions of such Transaction Documents, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties to such Transaction Documents. Rather, investors and the public should refer to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission with respect to obtaining such factual information.

Investor Warrants. The Investor Warrants are exercisable at $1.00 per share at the option of the holder, subject to adjustment, are exercisable immediately upon issuance and expire three years from September 30, 2024, subject to certain beneficial ownership limitations. The Investor Warrants contain customary adjustments in the event of stock splits, stock dividends and other corporate events, and contain price-based anti-dilution protections. Any price-based anti-dilution adjustments are conditioned on, and subject to, Stockholder Approval.

Stockholder Approval. The price-based anti-dilution adjustments contained in the Preferred Stock and Investor Warrants, and the potential issuance of additional Preferred Stock pursuant to the Additional Investment Rights, constitute future priced securities under the rules of The Nasdaq Stock Market, and may result in the issuance of greater than 20% of the Company’s Common Stock issued and outstanding calculated prior to the Offering at a price less than the Conversion Price. The Company is therefore required to obtain stockholder approval from a majority of the Company’s Common Stock and preferred stock voting collectively on an as-converted basis at the Company’s next annual meeting of stockholders, currently anticipated to occur in November 2024 (“Stockholder Approval”), which Stockholder Approval is a condition to the effectiveness of any price-based anti-dilution adjustments.

Placement Agency Agreement. The Company offered the Preferred Stock and Investor Warrants (together, the “Securities”) pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”) with a registered broker dealer, which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Offering. Pursuant to the terms of the Placement Agency Agreement, the Company paid the Placement Agent an aggregate cash fee of $39,900, a non-accountable expense allowance of $7,980, and will issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase 46,284 shares of Common Stock at an exercise price of $1.25 per share and 57,855 shares of Common Stock at an exercise price of $1.00 per share. The Placement Agent shall also earn fees and be issued additional Placement Agent Warrants with respect to any securities issued pursuant to the Additional Investment Rights.

The Securities, including the Placement Agent Warrants, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors (including the holders) are accredited investors, are purchasing the Securities for investment and not for resale, and the Company took appropriate measures to restrict the transfer of the Securities. The Securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption therefrom. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing descriptions of the Certificate of Designation, Form of Subscription Agreement, Form of Registration Rights Agreement, Form of Investor Warrants and Form of Placement Agent Warrants are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 3.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K. The foregoing description of the Placement Agency Agreement is qualified by reference to the full text of such document, a copy of which will be filed in the Company’s next periodic report due to be filed under the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01. The disclosure contained therein is incorporated herein in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation. The Certificate of Incorporation of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of Directors of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On September 30, 2024, the Company filed the Certificate of Designation, designating 400 shares of Series AAA-4 Preferred in connection with the Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-4 Junior Preferred Stock
10.1*	Form of Series AAA-4 Junior Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 23, 2024)
10.2*	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 23, 2024)
10.3*	Form of Investor Warrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 23, 2024)
10.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 23, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined (i) the omitted information is not material and (ii) is the type that the registrant treats as private or confidential.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: September 30, 2024	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer